Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2446

INTUITIVE SURGICAL ANNOUNCES $189.4 MILLION FOURTH QUARTER REVENUE, UP 68%

SUNNYVALE, CALIF. January 31, 2008 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported fourth quarter 2007 revenue of $189.4 million, increasing 68% from $112.6 million for the fourth quarter of 2006. Fourth quarter 2007 revenue growth was driven by continued robotic procedure adoption and higher da Vinci ® Surgical System sales.

Fourth quarter 2007 instruments and accessories revenue increased 68% to $56.1 million from $33.3 million during the fourth quarter of 2006. Fourth quarter 2007 da Vinci ® Surgical Systems revenue increased 73% to $108.6 million from $63.0 million during the fourth quarter of 2006. Fourth quarter 2007 service and training revenue increased 52% to $24.7 million from $16.3 million during the fourth quarter of 2006.

Revenue for the year ended December 31, 2007 totaled $600.8 million, increasing 61% from $372.7 million for the year ended December 31, 2006.

	Three Months Ended December 31,			Twelve Months Ended December 31,
Revenue ($ Millions)	2007	2006	Increase	2007	2006	Increase
Instruments/Accessories	$56.1	$33.3	$22.8	$191.7	$111.7	$80.0
Systems	108.6	63.0	45.6	324.4	205.9	118.5
Service/Training	24.7	16.3	8.4	84.7	55.1	29.6

	$189.4	$112.6	$76.8	$600.8	$372.7	$228.1

Fourth quarter 2007 operating income increased 107% to $73.4 million, compared with $35.4 million for the fourth quarter of 2006. Operating results for the fourth quarter of 2007 included $10.1 million of stock-based compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R, compared with $6.8 million for the fourth quarter of 2006.

Fourth quarter 2007 net income increased 108% to $49.2 million, compared with $23.6 million for the fourth quarter of 2006. Diluted earnings per share increased to $1.24 for the fourth quarter of 2007 from $0.62 for the fourth quarter of 2006.

Net income for the year ended December 31, 2007 was $144.5 million, or $3.70 per diluted share, compared to net income of $72.0 million, or $1.89 per diluted share for the year ended December 31, 2006.

Intuitive ended the fourth quarter of 2007 with cash, cash equivalents and investments of $635 million, up $102 million from September 30, 2007 and $305 million from December 31, 2006.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our fourth quarter revenue, income, and cash flow growth. Robotic surgery momentum is strong as we continue to partner with our customers to deliver increasing patient value by improving surgical outcomes and reduced surgical trauma.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 888-323-7915 for participants located in the U.S. and 210-839-8500 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Ms. Sarah Norton. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D, high definition vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, and EndoWrist® are trademarks or registered trademarks of Intuitive Surgical, Inc.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended
	December 31, 2007	September 30, 2007	December 31, 2006
Revenue:
Products	$164,702	$135,053	$96,287
Services	24,744	21,851	16,280

Total revenue	189,446	156,904	112,567
Cost of revenue:
Products	42,587	38,305	29,161
Services	11,659	10,129	8,461

Total cost of revenue*	54,246	48,434	37,622
Gross profit	135,200	108,470	74,945
Operating expenses:
Selling, general and administrative	45,694	40,163	31,050
Research and development	16,124	14,319	8,448

Total operating expenses*	61,818	54,482	39,498
Income from operations	73,382	53,988	35,447
Interest and other income, net	8,432	12,220	4,181

Income before income taxes	81,814	66,208	39,628
Provision for income taxes	32,660	25,289	15,987

Net lncome	$49,154	$40,919	$23,641

Earnings per share:
Basic	$1.28	$1.08	$0.64

Diluted	$1.24	$1.04	$0.62

Shares used in computing earnings per share:
Basic	38,364	38,033	37,009

Diluted	39,756	39,271	38,241

*	Includes stock-based compensation expense of $1.6 million, $1.4 million and $1.0 million in total cost of revenue and and $8.5 million, $7.3 million and $5.8 million in total operating expenses for the three months ended December 31, 2007, September 30, 2007 and December 31, 2006, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year ended December 31,
	2007	2006
Revenue:
Products	$516,089	$317,599
Services	84,739	55,083

Total revenue	600,828	372,682
Cost of revenue:
Products	145,654	97,615
Services	40,888	27,231

Total cost of revenue*	186,542	124,846
Gross profit	414,286	247,836
Operating expenses:
Selling, general and administrative	158,685	110,703
Research and development	48,859	29,778

Total operating expenses*	207,544	140,481
Income from operations	206,742	107,355
Interest and other income, net	30,492	12,783

Income before income taxes	237,234	120,138
Provision for income taxes	92,697	48,094

Net lncome	$144,537	$72,044

Earnings per share:
Basic	$3.82	$1.96

Diluted	$3.70	$1.89

Shares used in computing earnings per share:
Basic	37,831	36,737

Diluted	39,021	38,093

*	Includes stock compensation expense of $5.8 million and $3.9 million in total cost of revenue and $30.5 million and $21.4 million in total operating expenses for the year ended December 31, 2007 and 2006, respectively.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	12/31/2007	9/30/2007	12/31/2006
Cash, cash equivalents, and investments	$635,381	$533,489	$330,296
Accounts receivable, net	130,370	120,456	94,680
Inventory	32,416	26,773	24,295
Property and equipment, net	68,093	64,153	59,939
Goodwill	110,740	112,170	118,240
Deferred tax assets	24,577	36,211	31,677
Other assets	38,421	18,995	12,663

Total assets	$1,039,998	$912,247	$671,790

Accounts payable and other accrued liabilities	$96,632	$63,525	$44,700
Deferred revenue	54,692	48,571	37,385

Total liabilities	151,324	112,096	82,085
Stockholders’ equity	888,674	800,151	589,705

Total liabilities and stockholders’ equity	$1,039,998	$912,247	$671,790